Exhibit 99(i)

PPL Corporation - Corporate Organization (Selected Subsidiaries)

PPL Corporation
PPL Electric Utilities Corporation
PPL Transition Bond Company, LLC
CEP Commerce, LLC
PPL Gas Utilities Corporation
PPL Services Corporation
PPL Capital Funding, Inc.
PPL Properties, Inc.
Ninth Street & Hamilton Corporation
PPL Energy Funding Corporation
CEP Delaware, Inc.
CEP Reserves, Inc.
PPL Ventures, LLC
PPL Telcom, LLC
PPL Energy Supply, LLC
PPL Investment Corporation
PPL Global, LLC
PMDC Chile, Inc. (includes Emel)
PPLG U.S. Latin America, Inc. (includes Elfec and Vidivision)
PPLG El Salvador (includes EC)
PMDC International Holdings, Inc. (includes WPD)
PPL EnergyPlus, LLC
PPL Synfuel Investments, LLC
PPL Energy Services Holdings, LLC
PPL Generation, LLC
PPL Holtwood, LLC
PPL Maine, LLC
PPL Interstate Energy Company
PPL Montana Holdings, LLC (includes PPL Montana)
PPL Susquehanna, LLC
PPL Martins Creek, LLC
PPL Brunner Island, LLC
PPL Montour, LLC
PPL Rights, Inc. (jointly owned by PPL Montour, PPL Martins Creek, and PPL Brunner Island)
Lower Mount Bethel Energy, LLC
PPL Wallingford Energy LLC
PPL Sundance Energy, LLC
PPL Shoreham Energy, LLC
PPL Edgewood Energy, LLC
PPL Southwest Generation Holdings, LLC (50% owner of Griffith Energy)
PPL Coal Holdings Corporation
PPL Midwest Holdings, LLC (includes University Park)